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                                                                   Exhibit 10.34

                                    SUBLEASE

                                     BETWEEN

                            LUCENT TECHNOLOGIES INC.

                                   SUBLANDLORD

                                       and

                                 INHIBITEX, INC.

                                    SUBTENANT

            1165 Sanctuary Boulevard, Suite 400, Alpharetta, Georgia

Dated: December __, 2002

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                                     * * * *

         The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                                     * * * *

                                Table of Contents

1.  SUBLEASE..................................................................................................      2
2.  PRIME LEASE...............................................................................................      2
3.  PRIME LANDLORD............................................................................................      3
4.  TERM......................................................................................................      4
5.  RENT......................................................................................................      4
6.  PARKING, SIGNAGE, AND SATELLITE DISH......................................................................      4
7.  FURNITURE.................................................................................................      5
8.  SECURITY DEPOSIT..........................................................................................      5
9.  ALTERATIONS...............................................................................................      5
10. REPAIRS AND MAINTENANCE...................................................................................      5
11. UTILITIES AND SERVICES....................................................................................      6
12. ASSIGNMENT AND SUBLEASING.................................................................................      6
13. INSURANCE.................................................................................................      6
14. COMPLIANCE WITH LAWS......................................................................................      6
15. LIMITATIONS ON SUBLANDLORD'S LIABILITY....................................................................      7
16. SUBORDINATION.............................................................................................      7
17. CASUALTY AND CONDEMNATION.................................................................................      7
18. CONSENT OR APPROVAL OF PRIME LANDLORD.....................................................................      7
19. NOTICES...................................................................................................      8
20. BROKERS...................................................................................................      8
21. CONSENT TO SUBLEASE BY PRIME LANDLORD.....................................................................      8
22. HOLDING OVER..............................................................................................      8
23. "AS-IS" CONDITION, SURRENDER..............................................................................      9
24. RIGHT TO TERMINATE........................................................................................      9
25. ENTIRE AGREEMENT..........................................................................................      9
26. INDEMNIFICATION...........................................................................................      9
27. SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE............................................................     10
28. GOVERNING LAW.............................................................................................     10
29. SEVERABILITY..............................................................................................     10
30. MISCELLANEOUS PROVISIONS..................................................................................     10
31. BINDING EFFECT............................................................................................     10
32. INSPECTION BY SUBLANDLORD.................................................................................     11
33. TABLE OF CONTENTS - CAPTIONS..............................................................................     11
34. NO PRIVITY................................................................................................     11
35. SUBLANDLORD'S REPRESENTATION; CONSENTS....................................................................     11

                                        i

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
                                                                                                                  Page
                                                                                                                  ----
EXHIBIT A  Subleased Premises.................................................................................     13
EXHIBIT B  Prime Lease........................................................................................     14

                                    SUBLEASE

         This Sublease ("SUBLEASE") is entered into as of this __th day of December, 2002, by and between LUCENT TECHNOLOGIES INC., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("SUBLANDLORD") and INHIBITEX, INC., a Delaware corporation, with offices at 8995 Westside Parkway, Alpharetta, Georgia 30004 ("SUBTENANT").

                             INTRODUCTORY STATEMENTS

         A. By Lease dated August 30, 2000, as amended or modified from time to time is hereinafter referred to as the "PRIME LEASE", Sanctuary Park Realty Holding Company (the "PRIME LANDLORD") leased to Sublandlord certain space designated as Suite 400, consisting of approximately 13,448 rentable square feet (the "PREMISES") in the building located at 1165 Sanctuary Boulevard, Alpharetta, GA (the "BUILDING").

         B.       Subtenant has agreed to sublet from Sublandlord the Premises.

         C. The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).

                                   WITNESSETH

         NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

         1. SUBLEASE

         Sublandlord, for and in consideration of Subtenant's payment of rent and performance of the covenants contained in this Sublease, hereby demises and leases to Subtenant approximately the entire thirteen thousand four hundred forty-eight (13,448) rentable square feet of space of Premises as more particularly shown on the floor plan which is attached as EXHIBIT A hereto and as Exhibit B to the Prime Lease (the "SUBLEASED PREMISES").

         2. PRIME LEASE

         (a)      A true copy of the Prime Lease is attached hereto as EXHIBIT
B. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime LEASE. Subtenant shall comply with each covenant and obligation in the Prime Lease which is incorporated herein that is applicable to Sublandlord as Tenant under the Prime Lease, and the terms and conditions of this Sublease. For purposes of this Sublease, references in the Prime Lease to the "term", or "Term" shall mean the Term of this Sublease, references in the Prime Lease to the "Lease Expiration Date" or "expiration date" shall mean the Expiration Date of this Sublease, and references to the "Premises" in the Prime Lease shall mean the Subleased Premises, except to the extent such terms are altered, modified or otherwise agreed to herein. Without limiting the generality of the foregoing, all terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease. Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its

                                       ii

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obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises. The following provisions of the Prime Lease shall not be incorporated into this Sublease: Sections 1(f), 1(g), 1(h), 1(m), 1(n), 2(b), 2(c), 2(d), 3(a)(ii), 3(b)-(i), 6(e), 8, 10, 14(b), 15, 23, 24, 25,
27, 31, 32, 34, 35, 36, 40, 41, 42, 44, 46(l), 46(o), and, insofar as it relates to Sublandlord, 46(n), and Exhibits C, D, G, H and I.

         (b) Sublandlord shall, without in any way limiting any other rights and remedies set forth herein, have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease.

         (c) Notwithstanding any contrary provision of the Prime Lease incorporated herein by reference, Subtenant shall have no right to (i) terminate this Sublease as to all or any part of the Subleased Premises by reason of a casualty or condemnation, unless Sublandlord is entitled to a corresponding termination with respect to a corresponding obligation under the Prime Lease; or
(ii) an abatement of Base Rent or additional rent by reason of casualty or condemnation, unless Sublandlord receives a corresponding abatement with respect to its corresponding obligation under the Prime Lease; or (iii) any renewal, extension or termination of the Term; or (iv) any expansion, relocation, reduction or modification of the Subleased Premises; or (v) any option, right of first refusal, or right of first offer with respect to the purchase or lease of any interest in the real estate which the Subleased Premises are a part or any other real estate; or (vi) receipt of any payment of, or any other right to receive or participate in, any increase in the equity value of the real estate of which the Subleased Premises are a part or any other real estate; or (vii) entry onto, or use for any purpose of, the roof of the Building in which the Subleased Premises is located except to the extent set forth in section 6(c) hereof; or (viii) modify the use permitted hereunder; or (ix) demand an estoppel certificate from Sublandlord; or (x) demand reimbursement or payment from Sublandlord in excess of payments actually paid by Prime Landlord and received by Sublandlord with respect to an exercise of the Prime Landlord's relocation rights under the Prime Lease; or (xi) the right to self-insure any insurance obligations; or (xii) any rights of signage except to the extent forth in section 6(b) hereof, or to determine the name of the Building or similar rights, as may be reserved to Sublandlord under the terms of the Prime Lease; or (xiii) any rights of setoff or offset, as may be reserved to Sublandlord under the terms of the Prime Lease.

         (d) Except as otherwise provided herein, the time limits contained in the Prime Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord's part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by five (5) days, so that Subtenant shall have a lesser time to observe or perform hereunder than Sublandlord has under the corresponding provisions of the Prime Lease. In no event, however, shall Subtenant have less than three (3) business days to so observe or perform an obligation of Sublandlord under the Prime Lease that Subtenant is obligated to observe or perform pursuant to the provisions of this Sublease.

         (e) If the Prime Lease shall be terminated by reason of a default on the part of Subtenant with respect to any of the terms or conditions of this Sublease, Sublandlord shall be entitled to recover from Subtenant as liquidated damages (i) such amount or amounts as will be equal to the damages which Prime landlord shall be entitled to recover from Sublandlord in connection with such termination of the Prime Lease, and (ii) the expenses incurred by Sublandlord in collecting amounts referred to in (ii) above, including but not limited to, attorneys' fees and disbursements, and any other costs of litigation.

         3. PRIME LANDLORD

         Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises.

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         4. TERM

         a. The term ("TERM") of this Sublease shall commence on January 1, 2003 (the "COMMENCEMENT DATE") and shall end, unless sooner terminated as herein provided or pursuant to law, on November 30, 2003 (the "EXPIRATION DATE"); provided, however, the effectiveness of this Sublease is subject to Prime Landlord's consent as required by the Prime Lease.

         b. Subtenant may, at any time after execution of this Sublease and consent hereto by Prime Landlord and prior to the Commencement Date, without incurring any liability for payment of Rent, measure the Subleased Premises, and design, layout and install its personal property, furniture, furnishings, signs, telecommunication equipment, office equipment and trade fixtures, in the Subleased Premises at Subtenant's risk and expense. In exercising the foregoing rights, Subtenant shall not cause any material interference with or delay to Sublandlord or to any existing tenant of the Building. Subtenant's indemnity pursuant to Paragraph 24 of this Sublease and indemnity and repair obligations pursuant of the Prime Lease that are incorporated into this Sublease shall apply to Subtenant's early entry under this Paragraph 4(b).

         5. RENT

         a. Subtenant shall pay to Sublandlord basic rent ("Base Rent") in the amount of One Hundred Eighty-Eight Thousand Two Hundred Seventy-Two and 00/100 Dollars ($188,272.00) per annum, payable in advance on the first day of each calendar month commencing on January 1, 2003 through November 30, 2003 in installments of Fifteen Thousand Six Hundred Eighty-Nine and 33/100 Dollars ($15,689.33) each. In the event the Base Rent commences on a day other than the 1st day of the month or the Term ends on a day other than the last day of the month, the monthly Base Rent shall be prorated for any partial month.

         b. In addition to the Base Rent set forth in Subsection 5.a. above, Subtenant shall pay Sublandlord, as additional rent, all other sums of money which shall be due and payable by Subtenant under the terms and conditions of this Sublease.

         c. The terms "Base Rent" and "additional rent" are sometimes referred to herein as "Rent" or "rent" and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent payable to the Sublandlord hereunder shall be payable at the office of the Sublandlord at the following address:

                            Lucent Technologies Inc.
                               c/o Bank of America
                                 P.O. Box 277374
                             Atlanta, GA 30384-7374

or at such other address as directed by notice from Sublandlord to Subtenant. Sublandlord's acceptance of Rent after it shall become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of Sublandlord's rights. The Rent shall be payable in advance without demand, deduction, set-off or abatement of any kind. Subtenant's obligation to pay Rent shall survive the expiration or earlier termination of this Sublease.

         e. If Subtenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Subtenant shall pay a charge (the "Late Charge") which shall be 5% of the amount of such unpaid installment of Rent. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such Late Charge shall be paid to Sublandlord as liquidated damages for each delinquent payment.

         6. PARKING, SIGNAGE, AND SATELLITE DISH

         (a) Subject to the terms of the Prime Lease, Subtenant, during the Term hereof, shall have all parking rights and privileges of Sublandlord under the terms of the Prime Lease.

         (b) Subtenant shall be entitled to all signage rights of the Sublandlord under the terms of the Prime Lease, provided all signage shall be at Subtenant's sole costs and expense and shall be subject to Prime Landlord's consent or approval if required under the terms of the Prime Lease.

         (c) Subtenant, at Subtenant's sole cost and expense, and subject to the terms and conditions of the Prime Lease and the prior written consent of the Prime Landlord if required

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under the terms of the Prime Lease, shall be entitled to use a portion of the roof of the Building to maintain a Roof Structure (as such term is defined in the Prime Lease).

         7. FURNITURE.

         As of the Commencement Date, Sublandlord hereby quitclaims to Subtenant all right title and interest in and to the existing furniture in the Subleased Premises (the "Furniture"), free and clear of any liens or encumbrances of Sublandlord, but without any warranty or representation of any kind whatsoever, and Subtenant agrees to accept title to the Furniture without recourse to Sublandlord. As of the Commencement Date, Subtenant accepts the condition of the Subleased Premises and the Furniture in their respective current "As-Is" conditions and agrees to pay as and if due, and indemnify and hold harmless Sublandlord from and against any and all personal property, sales or use taxes due in connection with the transfer of the Furniture to Subtenant.

         8. SECURITY DEPOSIT

         (a) Subtenant shall deposit with Sublandlord upon the Subtenant's execution of this Sublease the amount of Thirty-One Thousand Three Hundred Seventy-Eight and 66/100 Dollars ($31,378.66) (the "SECURITY DEPOSIT") in cash as security for the full and faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease, including the surrender of the Subleased Premises as herein provided.

         (b) If Subtenant defaults in respect of any of the terms, covenants or conditions of this Sublease, including the payment of Rent, Sublandlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Rent or any other sum as to which Subtenant is in default. If Sublandlord applies or retains any part of the Security Deposit, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full Security Deposit on hand at all times during the Term and Subtenant's failure to do so shall be a material breach of this Sublease. If Subtenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days after the Expiration Date. Subtenant expressly agrees that Subtenant shall have no right to apply any portion of the Security Deposit against any of Subtenant's obligations to pay Rent hereunder.

         (c) Upon a transfer of the Sublandlord's interest in the Sublease, Sublandlord shall have the right to transfer the cash security to the transferee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security. Subtenant shall look solely to the new sublandlord for the return of the Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new sublandlord. Subtenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit as security and that neither Sublandlord nor its successors nor assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         9. ALTERATIONS

         Subtenant shall not make any alterations or improvements to the interior or exterior of the Subleased Premises without the prior written consent of the Prime Landlord as provided in the Prime Lease. All alterations shall be subject to the terms of the Prime Lease. Any alterations consented to by Prime Landlord shall be at Subtenant's sole expense. Upon the expiration or earlier termination of this Sublease, at Prime Landlord's request, Subtenant shall remove any and all alterations at Subtenant's sole cost and expense, and Subtenant shall be responsible for the cost to repair any damages as a result of such removal. Notwithstanding anything to the contrary contained in the foregoing, Subtenant shall not be required to remove any alterations installed by Sublandlord prior to the commencement of this Sublease.

         10. REPAIRS AND MAINTENANCE

         Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense and in accordance with the requirements of the Prime Lease. In the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair or maintain under the terms of the Prime Lease, Subtenant shall look solely to the Prime Landlord for performance such repairs and maintenance. Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to make any such repairs or perform any such maintenance.

         11. UTILITIES AND SERVICES

         a. Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease provided, however, that Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord's failure to provide the same. Sublandlord shall not be responsible for any interruption of services or utilities and Subtenant shall not have any right to abate or set-off Base Rent due to Sublandlord hereunder, unless such abatement or set-off is expressly available to Sublandlord under the terms of the Prime Lease.

         b. Subtenant shall also pay Sublandlord, as additional rent hereunder, within ten (10) days after receipt of Sublandlord's bill therefor, all charges, costs and expenses incurred by Sublandlord with respect to services or repairs directly provided by Prime Landlord or Sublandlord to the Subleased Premises in addition to or beyond those required to be provided under the Prime Lease including, but not limited to, additional cleaning charges, additional heating or air-conditioning or charges for utilities or services during non-Business Hours, guard service, supplies and materials, freight elevator services and construction or construction related charges.

         12. ASSIGNMENT AND SUBLEASING

         Subtenant shall not have the right, by operation of law or otherwise, to assign this Sublease or sublet the Subleased Premises in whole or in part. Any direct or indirect transfers of the controlling interest of the capital stock or partnership interests or limited liability company interests (as the case may be) of Subtenant (whether in a single transaction or series of transactions) shall be deemed as assignment of Subtenant's interest under this Sublease.

         13. INSURANCE

         Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies. Subtenant shall not have the right to self-insure its obligations hereunder.

         Notwithstanding any other provision of the Prime Lease, Subtenant shall at all times keep in force commercial general liability insurance in the broadest form available in the state where the Subleased Premises are located on an occurrence basis with combined single limits of not less than Two Million Five Hundred and 00/100 Dollars ($2,500,000) for bodily injury (including death) to any number of persons or damage to property arising out of any one occurrence.

         14. COMPLIANCE WITH LAWS

         (a) In accordance with the terms of the Prime Lease, Subtenant shall promptly comply with all laws, statutes, ordinances, rules, orders, regulations and requirements of the Federal, state and municipal governments and of any and all their departments, bureaus and agencies applicable to the Subleased Premises or Subtenant, or for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters or other organization performing similar functions for the prevention of fires (all the foregoing collectively referred to as "Legal Requirements") at its own cost and expense. Nothing in this paragraph shall be deemed a consent to any alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant's interests in this Sublease.

         (b) If Subtenant shall fail to comply with the Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, and if such breach continues for a period of five (5) days after notice from Prime Landlord or Sublandlord regarding same, or, if the breach cannot be cured within five (5) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord may (but shall not be obligated to) enter the Subleased Premises and take such actions as are necessary to cure the breach and comply with any and all of the Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, such cost and expense shall be added to the next month's Rent and be due and payable as such.

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         15. LIMITATIONS ON SUBLANDLORD'S LIABILITY

         a. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

         b. Sublandlord may assign its interest in the Prime Lease and this Sublease (and delegate its duties thereunder and hereunder) to any person or entity and upon any such assignment Subtenant shall then recognize Sublandlord's assignee as Sublandlord of this Sublease and such assignee shall be primarily liable for all of the duties, requirements, liabilities and obligations of the Sublandlord that arise and/or accrue from or after the date of such assignment, but the original Sublandlord shall remain secondary liable should such assignee default.

         c. Sublandlord shall not be required to perform any of the services and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the services and obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its services and obligations under the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this paragraph, and Subtenant shall provide to Sublandlord such security for said indemnity as Sublandlord may in its reasonable discretion deem appropriate. The foregoing indemnification will survive the expiration or earlier termination of this sublease. No such failure or refusal shall constitute an eviction, actual or constructive, and Subtenant shall not be entitled to cancel this Sublease or to any abatement of the Rent reserved herein. Notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Sublease, Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to (i) comply with any of the terms or provisions of the Prime Lease or (ii) perform any of Prime Landlord's obligations thereunder.

         d. Notwithstanding anything to the contrary contained in this Sublease, any covenants, representations, indemnifications or other undertakings of Prime Landlord under the Prime Lease shall not be deemed to be made by, or otherwise constitute obligations of Sublandlord under this Sublease.

         16. SUBORDINATION

         This Sublease shall be subject and subordinate to the Prime Lease and any ground lease, and to any mortgage, deed of trust or security interest in either the Prime Lease or on the fee simple interest in the Building or the land on which the Building is located.

         17. CASUALTY AND CONDEMNATION

         If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the Prime Lease for any reason, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

         18. CONSENT OR APPROVAL OF PRIME LANDLORD

         If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

         19. NOTICES

         All notices given pursuant to the provisions of this Sublease shall be in writing and sent registered or certified mail, return receipt requested, or by nationally recognized overnight delivery service as follows:

                  To Subtenant:

                          Inhibitex, Inc.
                          1165 Sanctuary Boulevard (after the Commencement Date) (8995 Westside Parkway prior to the Commencement Date) Alpharetta, Georgia 30004
                          Attention: Russell H. Plumb

                  To Sublandlord:

                          Lucent Technologies Inc.
                          600 Mountain Avenue
                          Murray Hill, New Jersey 07974
                          Attention: Lease Administration

                          With a copy to:
                          Lucent Technologies Inc.
                          600 Mountain Avenue
                          Murray Hill, New Jersey 07974,
                          Attention: Corporate Counsel - Real Estate

All notices shall be deemed given upon receipt or rejection.

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

         20. BROKERS

         The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease other than CB Richard Ellis, Inc. and Carter Real Estate Services (collectively, "Brokers"). Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent, other than the Brokers, with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. This paragraph will survive the expiration or earlier termination of this Sublease. Sublandlord agrees to pay the commissions of the Brokers in accordance with separate agreement(s).

         21. CONSENT TO SUBLEASE BY PRIME LANDLORD

         This Sublease shall not become operative until and unless (a) the Prime Landlord has given to Sublandlord its consent hereto in writing; and (b) the Prime Landlord and the Sublandlord have duly recognized the exercise of the Early Termination Option per the Prime Lease. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

         22. HOLDING OVER

         Subtenant shall not be entitled to remain in possession of the Subleased Premises after expiration or earlier termination of this Sublease; provided, however, Subtenant may remain in possession of the Subleased Premises after the expiration or earlier termination of this Sublease in the event Subtenant and Prime Landlord have agreed to a new lease between Prime Landlord, as landlord, and Subtenant, as tenant, to commence immediately following such expiration or termination.

         In the event Subtenant does not immediately surrender the Subleased Premises with all repairs and maintenance required to be performed by Subtenant completed, upon the expiration or earlier termination of this Sublease, or after reentry by Sublandlord without terminating this Sublease, Subtenant shall be a tenant at sufferance and Rent shall be increased to 200% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Sublease if the Term had continued during such holdover period, and Subtenant shall be responsible for all damages incurred by Sublandlord as a result of the holdover, including without limitation payments and penalties to the Prime Landlord pursuant to

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

the Prime Lease and all consequential damages. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Subleased Premises shall have been vacated and surrendered in accordance with the terms and provisions of this Sublease. Sublandlord's acceptance of such rent shall not in any manner adversely affect Sublandlord's other rights and remedies, including Sublandlord's right to evict Subtenant and to recover damages. Subtenant shall have no right to notice under Official Code of Georgia Annotated Section 44-7-7 of the termination of its tenancy. The provisions of this paragraph 24 shall survive the expiration or earlier termination of this Sublease.

         23. "AS-IS" CONDITION, SURRENDER.

         Subtenant agrees to accept possession of the Subleased Premises and the Furniture, in "As-Is" "WHERE-IS" condition as of the date of this Sublease. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Furniture or the condition of the Subleased Premises. At the expiration or earlier termination of the Term, Subtenant shall leave the Subleased Premises in good condition and repair, ordinary wear and tear excepted, vacant and broom clean condition, remove the Furniture, any personal property, other furniture and trade fixtures which it owns or leases from third parties, and any alterations as requested by Sublandlord, and otherwise surrender the Subleased Premises in accordance with the provisions hereof. Subtenant shall pay Sublandlord for the cost to restore any damage caused by such removal. Any personal property and trade fixtures used by Subtenant but which are owned by Sublandlord or leased by Sublandlord from third parties shall not be removed by Subtenant, but shall be returned to Sublandlord at the expiration or earlier termination of this Sublease in the same condition they were in on the Commencement Date, reasonable wear and tear excepted.

         24. RIGHT TO TERMINATE

         Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall have the right to terminate the Prime Lease in accordance with its terms as of November 30, 2003 and Subtenant hereby consents thereto.

         25. ENTIRE AGREEMENT

         This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease is the result of negotiations between knowledgeable parties and their respective attorneys; accordingly, it shall be construed without regard to any presumption or rule requiring construction against the party causing an instrument or any portion thereof to be drafted. This Sublease may not be modified or terminated, nor any of its provisions waived except by a written instrument executed by all parties.

         26. INDEMNIFICATION.

         Subtenant will defend, indemnify, and hold harmless Sublandlord, its affiliates, and their officers directors, shareholders and partners ("Indemnities"), from and against any claim, demand, liability, loss, fine, penalties, cost and expense (including, but not limited to, attorneys' fees and disbursements) imposed on, incurred by, or asserted against the Indemnities as a result of (a) any breach of Subtenant of this Sublease or the Prime Lease, (b) any personal injury or property damage arising out of Subtenant's or Subtenant's agents', visitors' employees', contractors' or representatives' use of the Subleased Premises or Building, and (c) any breach or noncompliance by Subtenant or Subtenant's agents, visitors, employees, contractors, and representatives of any Legal Requirements affecting the use or occupancy of the Subleased Premises. The indemnifications of this paragraph will survive the termination or expiration of this Sublease.

         27. SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE.

         Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease. If Subtenant is a corporation or other entity, the persons executing this Sublease on behalf of Subtenant hereby represent and warrant that Subtenant is duly formed and in good standing in its jurisdiction of

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

organization and is duly qualified and authorized to do business in the state where the Subleased Premises are located (Subtenant agrees to supply evidence thereof to Sublandlord upon request); and that each person executing this Sublease on behalf of Subtenant is an officer or duly authorized representative of Subtenant, and that he, she or they, as the case may be, are duly authorized to execute, acknowledge and deliver this Sublease to Sublandlord (Subtenant agrees to supply a copy of a resolution or secretary's certificate to that effect to Sublandlord upon request).

         28. GOVERNING LAW.

         This Sublease will be construed and interpreted in accordance with the laws of the State in which the Building is located.

         29. SEVERABILITY.

         If any term or provision of this Sublease shall be held prohibited or invalid under applicable law, it shall be deemed modified to conform to the minimum requirements of such law, or, if it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof being prohibited or invalid.

         30. MISCELLANEOUS PROVISIONS.

         a. As used herein each gender includes the others and any singular word or term shall also be read as in the plural, and vice versa, whenever the sense of this Sublease may require it.

         b. This Sublease shall not be recorded and any attempted recordation hereof shall be void and shall constitute a default by the party attempting such recordation.

         c. This Sublease may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         d. When used in this Sublease, the following terms shall have the meanings herein specified unless the context otherwise requires:

                  i.       the term "any" means "any and all,"

                  ii. the term "including" means "including, but not limited to,"

                  iii. the term "this Sublease" means "this Sublease as at any time amended and all Exhibits and Schedules hereto," and

                  iv. the terms "herein", "hereto", "hereby", "hereunder" or "hereof" refer to this Sublease as a whole and not to any particular provision of this Sublease.

         e. This Sublease is the result of negotiations between knowledgeable parties and their respective attorneys; accordingly it shall be construed without regard to any presumption or rule requiring construction against the party causing an instrument or any portion thereof to be drafted.

         f. This Sublease shall create the relationship of sublandlord and subtenant between the parties hereto; no estate shall pass out of Sublandlord.

         31. BINDING EFFECT.

         Except as otherwise expressly provided for in this Sublease, all the terms, covenants, conditions and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Each provision of this Sublease to be performed by Subtenant shall be construed to be both a covenant and a condition, and if there shall be more than one Subtenant, they shall all be bound, jointly and severally, by the terms, covenants and conditions of this Sublease.

         32. INSPECTION BY SUBLANDLORD.

         Sublandlord and its agents shall have the right to enter the Subleased Premises at any reasonable time to inspect and examine the Subleased Premises; to make necessary repairs and to show the Subleased Premises to prospective subtenants.

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

         33. TABLE OF CONTENTS - CAPTIONS

         The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

         34. NO PRIVITY.

         Nothing contained in this Sublease shall be construed to create privity of estate or of contract between the Subtenant and the Prime Landlord. Sublandlord and Subtenant each agrees that it, its agent, employees or anyone claiming from, through or under them, will not do, permit or suffer any acts or omission which would: (i) cause a breach or violation of any of the terms, covenants, conditions or provisions of the Prime Lease, (ii) enlarge any of the obligations of the Sublandlord under the Prime Lease, or (iii) give the Prime Landlord the right to terminate the Prime Lease.

         35. SUBLANDLORD'S REPRESENTATION; CONSENTS.

         (a) Sublandlord represents that the Prime Lease is in full force and effect and has not been terminated or modified, and, to the best knowledge of Sublandlord, that Sublandlord is not in default with respect to any term, covenant or condition on the part of Sublandlord to be performed thereunder. Sublandlord covenants and agrees that during the term of this Sublease it shall
(i) timely pay all items of fixed rent and additional rent owed under the Prime Lease to the Prime Landlord, provided Subtenant has made timely and complete payments of Base Rent and additional rent due under this Sublease to Sublandlord, (ii) not modify the Prime Lease in any way that would diminish Subtenant's rights or increase its liabilities without the consent of Subtenant, and (iii) not take or omit to take any action (unless due to the actions or failures to act of Subtenant) which would cause the Prime Lease to be surrendered or terminated.

         (b) Notwithstanding anything to the contrary contained in this Sublease, in the event that the consent or approval of Sublandlord is required to any action or request on the part of Subtenant, such consent or approval shall not be unreasonably withheld or delayed; in addition, if the consent or approval of Prime Landlord is also required thereto and is given, then Sublandlord shall be deemed to have granted its consent or approval thereto if it has not otherwise granted its consent or approval within ten (10) business days of notice that Prime Landlord has so consented or approved.

                          [signatures are on next page]

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

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

                                               SUBLANDLORD:
ATTEST/WITNESS:                                LUCENT TECHNOLOGIES INC.

/s/ Robert Purdum                              By: /s/ Mike Charles
---------------------------                        -----------------------------
Name and Title:                                Name and Title: Mike Charles
Robert Purdum                                           Real Estate Manager
Space Authorization Manager

                                               SUBTENANT:

ATTEST/WITNESS:                                INHIBITEX, INC.

/s/ Valerie J. David                           By: /s/ Russell H. Plumb
---------------------------                       ------------------------------
Name and Title: Sr. Exec. Asst.                Name and Title: Russell H. Plumb
                                                        Vice President

                                    EXHIBIT A

                               Subleased Premises

                                    EXHIBIT A

                                  [FLOOR PLAN]

                                   "PREMISES"
                                    SUITE 400
                     13,448 SQUARE FEET OF NET RENTABLE AREA

                                    EXHIBIT B

                                   Prime Lease

                                       14